EXHIBIT 99.1

  CORRECTING and REPLACING Alamosa Achieves New Financial Milestone;
     Announces Third Quarter 2004 Financial & Operational Results,
                     Including Positive Net Income

    LUBBOCK, Texas--(BUSINESS WIRE)--Nov. 4, 2004--In BW5961 issued Nov. 4, 2004: The first table, Summary of Quarterly Operating Statistics, line item Avg. Voice MOUs Per User (incl. roaming), under 2Q 2004 should read 839 (sted 182) and under % Change Qtr over Qtr should read 1.9% (sted 369.8%). Also, the table Computation of Adjusted EBITDA and Reconciliation of Non-GAAP Liquidity Measures, line item Depreciation and amortization, under For the three months ended June 30, 2004, should read 25,523 (sted 22,523).

    The corrected release reads:

    ALAMOSA ACHIEVES NEW FINANCIAL MILESTONE; ANNOUNCES THIRD QUARTER 2004 FINANCIAL & OPERATIONAL RESULTS, INCLUDING POSITIVE NET INCOME

    Alamosa Holdings, Inc. (Nasdaq/NM: APCS):

    Third Quarter Highlights:

    -- Net income totaled $2.2 million, before preferred stock dividends and conversion premiums or a loss of $274 thousand and a net loss per share of $0.00, after preferred stock dividends and conversion premiums

    --  Adjusted EBITDA totaled $45.9 million

    -- As previously announced, subscribers increased by approximately 53,000 with churn at 2.4 percent

    Alamosa Holdings, Inc. today reported financial and operational results for the third quarter ended September 30, 2004, including previously announced results for net subscriber additions, total subscribers and monthly customer churn.
    Alamosa achieved positive net income during the third quarter of $2.2 million. For purposes of calculating earnings per share, the company reported a loss of $274 thousand or $0.00 per share, after preferred stock dividends and conversion premiums, compared to a net loss of $17.5 million or $0.19 per share for the third quarter of 2003.
    Total revenue grew during the third quarter to $211.4 million, representing a 9 percent sequential increase and a 27 percent increase over the same period one year ago. Revenue growth was aided by a stable customer ARPU (without roaming) of $57 and continued growth in roaming and wholesale revenues, which increased 14 percent sequentially and 44 percent from third quarter of 2003 to $59.1 million. Adjusted EBITDA of approximately $45.9 million for the third quarter represented a 44 percent increase over the third quarter of 2003 Adjusted EBITDA of approximately $31.9 million. Adjusted EBITDA growth year over year not only continues to reflect increased revenue from both core customers and roaming from other carriers, but also efficiencies in cost of operations, lower bad debt expense, and stable customer acquisition costs.
    The Company also pre-released customer results for the third quarter on October 7, 2004. Net subscriber additions were approximately 53,000 and total subscribers at September 30, 2004 were approximately 866,000. The Company also reported an average monthly churn of 2.4 percent, up from 2.1 percent in the second quarter of 2004 due to seasonal and wireless local number portability ("WLNP") factors, but down from 2.9 percent for the third quarter of 2003. WLNP, which became effective in all of the Company's markets on May 24, 2004, had little impact on net subscriber additions during the quarter. To date, the Company remains a net positive recipient in the number of customers porting their numbers due to WLNP.
    "Our operating and financial results for the third quarter of 2004 once again demonstrate we are doing the right things to build value for Alamosa," stated David E. Sharbutt, Chairman & Chief Executive Officer of Alamosa Holdings, Inc. "Our customer growth was especially satisfying given the competitiveness of the wireless industry and our first full quarter of WLNP. The fact that for the first time in Alamosa's history we achieved positive net income, before preferred stock dividends, is even more encouraging and shows that our business is on the right course for the future." Mr. Sharbutt concluded, "We are working very hard during the fourth quarter to once again achieve record results for Alamosa and its stakeholders."


SUMMARY OF QUARTERLY OPERATING STATISTICS
----------------------------------------------------------------------
                                                           %      %
                                                         Change Change
                                                          Qtr    Year
                                                          over   over
Metric                     3Q 2004   2Q 2004   3Q 2003    Qtr.   Year
----------------------------------------------------------------------
Total Customers            866,000   813,000   693,000     6.5%  25.0%
Net Additions               53,000    40,000    16,000    32.5% 231.3%
Net income (loss)
 (thousands)                $2,168  $(10,706) $(17,510)  120.3% 112.4%
Adjusted EBITDA
 (in thousands)            $45,900   $48,343   $31,947    -5.1%  43.7%
Avg. Revenue Per User
 (ARPU) (incl. roaming)        $81       $78       $77     3.8%   5.2%
Avg. Revenue Per User
 (ARPU) (w/out roaming)        $57       $56       $57     1.8%   0.0%
Avg. Monthly Customer
 Churn                         2.4%      2.1%      2.9%   14.3% -17.2%
Cost Per Gross Addition
 (CPGA)                       $351      $364      $408    -3.6% -14.0%
Avg. Monthly Cash Cost Per
 User (CCPU)(w/o Roaming)      $32       $30       $34     6.7%  -5.9%
Avg. Monthly Cash Cost Per
 User (CCPU)(w/Roaming)        $45       $43       $45     4.7%   0.0%
Avg. Voice MOUs Per User
 (w/out roaming)               666       658       550     1.2%  21.1%
Avg. Voice MOUs Per User
 (incl. roaming)               855       839       719     1.9%  18.9%
Voice Minutes of Use
 (MOUs) (total system)
 (in millions)               2,451     2,199     1,614    11.5%  51.9%
Roaming Minutes - Inbound
 (in millions)                 604       553       468     9.2%  29.1%
Wholesale & Resale
 Minutes-Inbound
 (in millions)                 171        79        16   116.5% 968.8%
Roaming Minutes - Outbound
 (in millions)                 476       433       348     9.9%  36.8%
Licensed POPs
 (in millions)                15.8      15.8      15.8     0.0%   0.0%
Covered POPs (in millions)    12.3      12.1      11.9     1.7%   3.4%
Fixed Asset Additions
 (in millions)               $22.8     $19.5     $13.4    16.9%  70.1%
Penetration - Covered POPs     7.0%      6.7%      5.8%    4.5%  20.7%
----------------------------------------------------------------------

    BUSINESS OUTLOOK

    Alamosa is providing the following business outlook for 2004 which may be materially affected by competitive conditions, continued development and acceptance of new Sprint Vision products and services, changes in pricing plans, wireless local number portability and general economic conditions, among other things. As announced on October 7, 2004, Alamosa revised its 2004 annual guidance as follows:

    -- Full year 2004 Adjusted EBITDA of approximately $180 million, revised from $170 million

    -- Fixed asset additions of $90 million, revised from $75-$80 million

    -- Covered POP penetration of Alamosa markets to be in the range of 7.1 to 7.4 percent by year-end 2004, revised from previous guidance of 7.0 to 7.2 percent; covered POPs are now expected to be approximately 12.8 million

    -- Full year average monthly customer churn of 2.4 percent or lower, revised from less than 2.6 percent for 2004

    Third Quarter Earnings Release & Conference Call

    Alamosa has scheduled a conference call, which will be broadcast live over the Internet, on Friday, November 5, 2004 at 9:00 a.m. EST. To participate in the call, dial 913-981-5543 and ask for the Alamosa call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the Company's Web site at www.alamosapcs.com or www.fulldisclosure.com. To listen to the live call online, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live Web cast, a replay will be available through Friday, November 12, 2004, and may be accessed by calling 719-457-0820 and using the passcode 900147. An audio archive will be available, shortly after the call, on the Company's website at or www.fulldisclosure.com for approximately 30 days.

    ABOUT ALAMOSA

    Alamosa Holdings, Inc. is the largest (based on number of subscribers) PCS Affiliate of Sprint (NYSE: FON), which operates the largest all-digital, all-CDMA Third-Generation (3G) wireless network in the United States. Alamosa has the exclusive right to provide digital wireless mobile communications network services under the Sprint brand name throughout its designated territory located in Texas, New Mexico, Oklahoma, Arizona, Colorado, Utah, Wisconsin, Minnesota, Missouri, Washington, Oregon, Arkansas, Kansas, Illinois and California. Alamosa's territory includes licensed population of
15.8 million residents.

    ABOUT SPRINT

    Sprint is a global integrated communications provider serving more than 26 million customers in over 100 countries. With more than $26 billion in annual revenues in 2003, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States' first nationwide all-digital, fiber-optic network and an award-winning Tier 1 Internet backbone. Sprint provides local communications services in 39 states and the District of Columbia and operates the largest 100-percent digital, nationwide PCS wireless network in the United States. For more information, visit www.sprint.com

    FORWARD LOOKING STATEMENTS

    Statements contained in this news release that are forward-looking statements, such as statements containing terms such as can, may, will, expect, plan, and similar terms, are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Alamosa's forward-looking statements, including the following factors: Alamosa's dependence on its affiliation with Sprint; shifts in populations or network focus; changes or advances in technology; changes in Sprint's national service plans or fee structure with us; change in population; difficulties in network construction; increased competition in our markets; adverse changes in financial position, condition or results of operations. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from Alamosa's forward-looking statements, please refer to Alamosa's filings with the Securities and Exchange Commission, especially in the "risk factors" sections of Alamosa's Annual Report on Form 10-K for the year ended December 31, 2003 and in subsequent filings with the Securities and Exchange Commission. Investors and analysts should not place undue reliance on forward-looking statements.

    Definitions of Operating and Non-GAAP Financial Measures

    We provide readers financial measures generated using generally accepted accounting principles ("GAAP") and using adjustments to GAAP ("Non-GAAP"). These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.

    The Non-GAAP financial measures used in this release include the following:

    -- Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") are defined as net loss plus taxes, net interest expense, depreciation expense, amortization expense and other non-cash expense items. This definition of adjusted EBITDA is consistent with the definition of adjusted EBITDA in our debt covenants. Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability as well as in our debt covenants for compliance purposes and is not intended to represent the results of our operations in accordance with GAAP.

    The financial measures and other operating metrics used in this release include the following:

    -- ARPU, or average monthly revenue per user, is a measure used to determine the average monthly subscriber revenue earned for subscribers based in our territory. This measure is calculated by dividing subscriber revenues in our consolidated statement of operations by our average daily subscribers during the period divided by the number of months in the period.

    -- CCPU, or cash cost per user, is a measure of the costs to operate our business on a per subscriber basis consisting of costs of service and operations, general and administrative expenses and debt exchange expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers less roaming charges paid to Sprint PCS. These costs are divided by average daily subscribers during the period divided by the number of months in the period to calculate CCPU.

    -- CPGA, or cost per gross addition, is used to measure the average cost we incur to add a new subscriber in our territory. Costs we incur in calculating this measure include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs. We calculate CPGA by dividing (a) the sum of cost of products sold and selling and marketing expenses associated with transactions with new subscribers during the measurement period, less product sales revenues associated with transactions with new subscribers during the measurement period, by (b) the total number of subscribers activated in our territory during the period (net of activations deactivated within 30 days and activations due to transfers from Sprint PCS and other PCS Affiliates of Sprint into our territory).

    -- Average monthly churn is used to measure the rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis. We calculate average monthly churn based on the number of subscribers deactivated during the period (net of transfers out of our service area and those who deactivated within 30 days of activation) as a percentage of our average daily subscriber base during the period divided by the number of months during the period.

    -- Licensed POPs represent the number of residents (usually expressed in millions) in our territory in which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name. The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

    -- Covered POPs represent the number of residents (usually expressed in millions) covered by our portion of the PCS network of Sprint in our territory. The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.


                        ALAMOSA HOLDINGS, INC.
                      CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)
           (dollars in thousands, except share information)


                                            September 30, December 31,
                                                 2004         2003
                                            ------------- ------------
ASSETS

Current assets:
 Cash and cash equivalents                      $109,269      $99,644
 Restricted cash                                      --            1
 Short term investments                           50,342           --
 Customer accounts receivable, net                45,164       28,034
 Receivable from Sprint                           18,531       22,947
 Inventory                                         6,778        7,309
 Prepaid expenses and other assets                10,816        9,763
 Deferred customer acquisition costs               6,884        8,060
 Deferred tax asset                                4,572        4,572
                                            ------------- ------------

   Total current assets                          252,356      180,330

 Property and equipment, net                     431,363      434,840
 Debt issuance costs, net                          9,286       14,366
 Early redemption option on preferred stock       23,637       21,687
 Intangible assets, net                          424,283      448,354
 Other noncurrent assets                           4,700        6,393
                                            ------------- ------------

   Total assets                               $1,145,625   $1,105,970
                                            ============= ============

LIABILITIES, REDEEMABLE CONVERTIBLE
 PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                $25,880      $33,247
 Accrued expenses                                 43,272       37,325
 Payable to Sprint                                26,729       26,616
 Interest payable                                  8,423        5,353
 Deferred revenue                                 23,284       22,742
 Current installments of capital leases              168          481
                                            ------------- ------------

   Total current liabilities                     127,756      125,764
                                            ------------- ------------

Long term liabilities:
 Capital lease obligations                           777          812
 Other noncurrent liabilities                      6,225        8,693
 Deferred tax liability                           15,963       15,966
 Senior secured debt                                  --      200,000
 Senior notes                                    732,722      464,424
                                            ------------- ------------

   Total long term liabilities                   755,687      689,895
                                            ------------- ------------

   Total liabilities                             883,443      815,659
                                            ------------- ------------

Commitments and contingencies                         --           --

Redeemable convertible preferred stock:
 Series B preferred stock, $.01 par value,
  750,000 shares authorized;
  479,849 and 679,495 shares issued and
  outstanding, respectively                      161,438      228,606
 Series C preferred stock, $.01 par value;
  500,000 shares authorized; no shares
  issued                                              --           --
                                            ------------- ------------

   Total redeemable convertible preferred
    stock                                        161,438      228,606
                                            ------------- ------------

Stockholders' equity:
 Preferred stock, $.01 par value; 8,750,000
  shares authorized; no shares issued                 --           --
 Common stock, $.01 par value; 290,000,000
  shares authorized,
  114,191,880 and 95,401,557 shares issued
  and outstanding, respectively                    1,142          954
 Additional paid-in capital                      860,512      800,992
 Accumulated deficit                            (760,652)    (739,566)
 Unearned compensation                              (258)        (145)
 Accumulated other comprehensive loss, net
  of tax                                              --         (530)
                                            ------------- ------------

   Total stockholders' equity                    100,744       61,705
                                            ------------- ------------

   Total liabilities and stockholders'
    equity                                    $1,145,625   $1,105,970
                                            ============= ============


                        ALAMOSA HOLDINGS, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)
           (dollars in thousands, except per share amounts)

                         For the three              For the nine
                         months ended               months ended
                         September 30,              September 30,
                   -------------------------  ------------------------
                       2004         2003          2004        2003
                   ------------ ------------  ------------ -----------

Revenues:
  Subscriber
   revenues           $143,623     $116,665      $401,938    $335,239
  Roaming and
   wholesale
   revenues             59,106       41,126       153,964     107,956
                   ------------ ------------  ------------ -----------

   Service revenues    202,729      157,791       555,902     443,195
  Product sales          8,637        8,599        25,483      19,697
                   ------------ ------------  ------------ -----------

   Total revenue       211,366      166,390       581,385     462,892
                   ------------ ------------  ------------ -----------

Costs and expenses:
  Cost of service
   and operations       99,250       83,313       276,528     242,912
  Cost of products
   sold                 20,265       14,913        56,427      40,156
  Selling and
   marketing            40,090       29,801       102,922      84,531
  General and
   administrative
   expenses              5,861        4,084        17,284      12,471
  Depreciation and
   amortization         25,886       28,235        78,793      82,536
  Impairment of
   property and
   equipment               172          291         3,082         685
  Non-cash
   compensation             30           45            81         285
                   ------------ ------------  ------------ -----------

   Total costs and
    expenses           191,554      160,682       535,117     463,576
                   ------------ ------------  ------------ -----------

   Income (loss)
    from operations     19,812        5,708        46,268        (684)
Loss on debt
 extinguishment             --           --       (13,101)         --
Debt exchange
 expenses                   --       (2,332)           --      (3,528)
Gain on derivative
 instrument              1,200           --         1,946          --
Interest and other
 income                    362          187           751         821
Interest expense       (19,206)     (26,519)      (56,393)    (79,007)
                   ------------ ------------  ------------ -----------

  Income (loss)
   before income
   taxes                 2,168      (22,956)      (20,529)    (82,398)
Income tax
 (expense) benefit          --        5,446          (557)     15,694
                   ------------ ------------  ------------ -----------

  Net income (loss)      2,168      (17,510)      (21,086)    (66,704)
Preferred stock
 dividend               (2,282)          --        (8,078)         --
Preferred stock
 conversion premium       (160)          --        (6,600)         --
                   ------------ ------------  ------------ -----------

  Net loss
   attributable to
   common
   stockholders          $(274)    $(17,510)     $(35,764)   $(66,704)
                   ============ ============  ============ ===========


Net loss per common
 share, basic and
 diluted                $(0.00)      $(0.19)       $(0.35)     $(0.71)
                   ============ ============  ============ ===========

Weighted average
 common shares
 outstanding, basic
 and diluted       112,845,429   94,126,719   103,441,770  93,810,363
                   ============ ============  ============ ===========


                        ALAMOSA HOLDINGS, INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (UNAUDITED)
                        (dollars in thousands)

                                             For the nine months ended
                                                   September 30,
                                             -------------------------
                                                2004           2003
                                             ----------     ----------
Cash flows from operating activities:
 Net loss                                     $(21,086)      $(66,704)
Adjustments to reconcile net loss to net
 cash provided by
 operating activities:
 Non-cash compensation                              81            285
 Non-cash interest expense (benefit) on
  derivative instruments                             6           (468)
 Non-cash accretion of asset retirement
  obligations                                      139            524
 Non-cash gain on derivative instruments        (1,946)            --
 Provision for bad debts                         7,603         11,100
 Depreciation and amortization of property
  and equipment                                 54,269         52,486
 Amortization of intangible assets              24,524         30,050
 Amortization of financing costs included in
  interest expense                                 718          3,362
 Amortization of discounted interest                --            297
 Loss on debt extinguishment                    13,101             --
 Deferred tax benefit                               --        (15,694)
 Interest accreted on discount notes            18,351         26,483
 Impairment of property and equipment            3,082            685
 Debt exchange expenses                             --          3,528
 (Increase) decrease in:
   Receivables                                 (20,318)        (3,950)
   Inventory                                       531          1,390
   Prepaid expenses and other assets             1,816         (1,138)
 Increase (decrease) in:
   Accounts payable and accrued expenses         7,571         (6,765)
                                             ----------     ----------

   Net cash provided by operating activities    88,442         35,471
                                             ----------     ----------

Cash flows from investing activities:
 Proceeds from sale of assets                      569          2,496
 Purchases of property and equipment           (63,765)       (31,645)
 Purchase of intangible asset                     (453)            --
 Change in restricted cash                           1         34,724
 Change in short term investments              (50,342)            --
                                             ----------     ----------

   Net cash provided by (used in) investing
    activities                                (113,990)         5,575
                                             ----------     ----------

Cash flows from financing activities:
 Proceeds from issuance of senior notes        250,000             --
 Repayments of borrowings under senior
  secured debt                                (200,000)            --
 Debt issuance costs                            (8,206)            --
 Debt exchange expenses                             --         (3,528)
 Preferred stock dividends                      (8,349)            --
 Preferred stock conversion premium               (276)            --
 Stock options exercised                         1,441              6
 Shares issued to employee stock purchase
  plan                                             978            349
 Payments on capital leases                       (415)          (884)
                                             ----------     ----------

   Net cash provided by (used in) financing
    activities                                  35,173         (4,057)
                                             ----------     ----------

Net increase in cash and cash equivalents        9,625         36,989
Cash and cash equivalents at beginning of
 period                                         99,644         61,737
                                             ----------     ----------

Cash and cash equivalents at end of period    $109,269        $98,726
                                             ==========     ==========

Supplemental disclosure of non-cash
 financing and investing activities:
 Conversion of preferred stock                 $67,219            $--
 Preferred stock issued in debt exchange           $51            $--
 Asset retirement obligations capitalized         $143         $1,243
 Capitalized lease obligations incurred            $67            $73
 Change in accounts payable for purchases of
  property and equipment                       $(9,532)       $(7,065)


                        Alamosa Holdings, Inc.
                    Computation of Adjusted EBITDA
           and Reconciliation of Non-GAAP Liquidity Measures
                              (Unaudited)
                            (In thousands)

                        For the three      For the nine  For the three
                         months ended      months ended   months ended
                        September 30,      September 30,     June 30,
                      ------------------ -----------------
                       2004      2003      2004      2003     2004
                      -------- --------- --------- -------- ----------

Net income (loss):     $2,168  $(17,510) $(21,086) $(66,704) $(10,706)
 Income tax (benefit)
  expense                  --    (5,446)      557   (15,694)      240
 Net interest expense  18,844    26,332    55,642    78,186    18,731
 Depreciation and
  amortization         25,886    28,235    78,793    82,536    25,523
 Non-cash
  compensation             30        45        81       285        25
 Loss on debt
  extinguishment           --        --    13,101        --        --
 (Gain) loss on
  derivative
  instruments          (1,200)       --    (1,946)       --    11,926
 Impairment of
  property and
  equipment               172       291     3,082       685     2,604
                      -------- --------- --------- --------- ---------

Adjusted EBITDA        45,900    31,947   128,224    79,294    48,343
 Provision for bad
  debts                 3,489     1,100     7,603    11,100     2,179
 Non-cash accretion
  of ARO                   48       524       139       524        46
 Non-cash interest
  items                 6,525    10,123    19,075    29,674     6,277
 Debt exchange
  expenses                 --     2,332        --     3,528        --
 Cash income tax
  expense                  --        --      (557)       --      (240)
 Interest expense,
  net                 (18,844)  (26,332)  (55,642)  (78,186)  (18,731)
 Working capital
  changes             (10,362)   (4,923)  (10,400)  (10,463)    3,615
                      -------- --------- --------- --------- ---------

Cash flow from
 operating activities $26,756   $14,771   $88,442   $35,471   $41,489
                      ======== ========= ========= ========= =========


                        Alamosa Holdings, Inc.
            Computation of Average Revenue per User (ARPU)
               Computation of Cash Cost per User (CCPU)
             Computation of Cost per Gross Addition (CPGA)

                              (Unaudited)


                             For the three months ended  For the three
                                    September 30,         months ended
                             ---------------------------    June 30,
                                 2004          2003           2004
                             ------------- ------------- -------------

Subscriber revenues          $143,623,000  $116,665,000  $133,569,000
Roaming and wholesale
 revenues                      59,106,000    41,126,000    51,705,000
                             ------------- ------------- -------------

 Service revenues            $202,729,000  $157,791,000  $185,274,000
                             ============= ============= =============

Average subscribers               839,000       685,000       794,000
                             ============= ============= =============

ARPU                                  $57           $57           $56
                             ============= ============= =============

ARPU with roaming                     $81           $77           $78
                             ============= ============= =============


                             For the three months ended  For the three
                                    September 30,         months ended
                             ---------------------------    June 30,
                                 2004          2003          2004
                             ------------- ------------- -------------

Cost of service and
 operations                   $99,250,000   $83,313,000   $91,062,000
Less:  Roaming expense        (33,675,000)  (23,847,000)  (30,144,000)
General and administrative
 expenses                       5,861,000     4,084,000     5,706,000
Debt exchange expenses                 --     2,332,000            --
Upgrade costs in selling and
 marketing expenses             8,876,000     3,058,000     4,901,000
                             ------------- ------------- -------------

                              $80,312,000   $68,940,000   $71,525,000
                             ============= ============= =============

Average subscribers               839,000       685,000       794,000
                             ============= ============= =============

CCPU                                  $32           $34           $30
                             ============= ============= =============

CCPU with roaming                     $45           $45           $43
                             ============= ============= =============


                             For the three months ended  For the three
                                    September 30,         months ended
                             ---------------------------    June 30,
                                 2004          2003          2004
                             ------------- ------------- -------------

Selling and marketing
 expenses                     $40,090,000   $29,801,000   $31,839,000
Less:  Upgrade costs in
 selling and marketing costs   (8,876,000)   (3,058,000)   (4,901,000)
Cost of products sold          20,265,000    14,913,000    16,379,000
Product sales revenues         (8,637,000)   (8,599,000)   (8,055,000)
                             ------------- ------------- -------------

                              $42,842,000   $33,057,000   $35,262,000
                             ============= ============= =============

Activations                       122,000        81,000        97,000
                             ============= ============= =============

CPGA                                 $351          $408          $364
                             ============= ============= =============

    CONTACT: Alamosa Holdings, Inc.
             Jon D. Drake, 806-722-1455
             jdrake@alamosapcs.com